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                                                                   EXHIBIT 11

                               RIMAGE CORPORATION
           COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK


Net earnings per common share is determined by dividing the net earnings by the weighted average number of shares of common stock and common share equivalents outstanding. The following is a summary of the weighted average common shares outstanding and common share equivalents:

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

                                      Three months ended             Nine months ended
                                        September 30,                  September 30,
                                     1996           1995           1996            1995
                                   ---------      ---------      --------        ---------
Shares Outstanding at
  beginning of period              3,084,500      1,950,000      3,051,000       1,950,000

Common stock issued in merger
  with Dunhill Software Services           0      1,100,000              0       1,100,000

Shares Outstanding at
  beginning of perod               3,084,500      3,050,000      3,051,000       3,050,000
                                   ---------      ---------     ----------      ----------
                                   ---------      ---------     ----------      ----------

Common stock issued in stock
  option exercise                          0               0        33,500               0

Shares Outstanding at
  end of period                    3,084,500      3,050,000      3,084,500       3,050,000
                                   ---------      ---------     ----------      ----------
                                   ---------      ---------     ----------      ----------

Weighted average shares
  of common stock outstanding      3,084,500      3,050,000      3,071,505       3,050,000
                                   ---------      ---------     ----------      ----------
                                   ---------      ---------     ----------      ----------

Common stock equivalents             397,453        391,455        397,453         306,455

Weighted average shares of
  common stock equivalents            33,932         33,834         35,921          16,593
                                   ---------      ---------     ----------      ----------
                                   ---------      ---------     ----------      ----------

Weighted average shares of
  common stock and
  stock equivalents                3,118,432      3,083,834      3,107,427       3,066,593
                                   ---------      ---------     ----------      ----------
                                   ---------      ---------     ----------      ----------

Net earnings (loss)                  $37,085      $ (82,008)    $ (812,799)     $ (167,684)
                                   ---------      ---------     ----------      ----------
                                   ---------      ---------     ----------      ----------

   Net earnings (loss) per share       $0.01         $(0.03)        $(0.26)         $(0.05)
                                   ---------      ---------     ----------      ----------
                                   ---------      ---------     ----------      ----------

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